Exhibit 99.1

Interests of Directors, Trustees and Executive Officers of Cornerstone and Colonial in the Merger

      In considering the recommendation of the Cornerstone board with respect to the merger, Cornerstone shareholders should be aware that, as described below, some Cornerstone directors and executive officers have interests in the merger that differ from, or are in addition to, the interests of Cornerstone shareholders generally.

Trustees of Colonial After the Merger

      As noted above, effective as of midnight on the date of the completion of the merger, Colonial will expand its board of trustees by one member and Glade M. Knight will be appointed to fill the vacant board seat.

Equity-Based Awards

      Cornerstone Non-Employee Directors. The eight Cornerstone non-employee directors hold options to purchase Cornerstone common shares with a weighted average exercise price of $9.93 per unit. As of the effective time of the merger, Colonial will assume all of these options and they will be automatically converted into options to purchase a number of Colonial common shares equal to the number of Cornerstone common shares subject to options multiplied by the common share conversion rate, at an exercise price equal to the exercise price per Cornerstone common share divided by the common share conversion rate. In the event the average of the closing price of Colonial common shares for the 20 consecutive trading days ending ten trading days prior to the date of the consummation of the merger is less than $31.00 and Colonial elects to pay additional consideration, the additional consideration will be taken into account in the number of Colonial common shares to which the Cornerstone options will convert and the exercise price at which the Colonial common shares covered by the options may be purchased. For an explanation of the term “common share conversion rate,” see “The Merger — Merger Consideration” on page 37.

      Cornerstone Executive Officers. The four Cornerstone executive officers hold options to purchase Cornerstone common shares with a weighted average exercise price of $10.89 per unit. Except for Glade M. Knight’s option to purchase up to 348,771 Cornerstone common shares detailed below, as of the effective time of the merger, Colonial will assume all of these options and they will be automatically converted into options to purchase a number of Colonial common shares equal to the number of Cornerstone common shares subject to options multiplied by the common share conversion rate, at an exercise price equal to the exercise price per Cornerstone common share divided by the common share conversion rate. In the event the average of the closing price of Colonial common shares for the 20 consecutive trading days ending ten trading days prior to the date of the consummation of the merger is less than $31.00 and Colonial elects to pay additional consideration, the additional consideration will be taken into account in the number of Colonial common shares to which the Cornerstone options will convert and the exercise price at which the Colonial common shares covered by the options may be purchased.

      Glade M. Knight. Glade M. Knight holds an additional option to purchase up to 348,771 Cornerstone common shares at an exercise price of $10.1250 per share. Upon the occurrence of specified changes in control, including the merger, the exercise price for this option is reduced to $1.00 per share. As of the effective time of the merger, this option will automatically be converted into an option to purchase a number of Colonial common shares equal to 384,771 multiplied by the common share conversion rate, with an exercise price equal to $1 divided by the common share conversion rate. In the event the average of the closing price of Colonial common shares for the 20 consecutive trading days ending ten trading days prior to the date of the consummation of the merger is less than $31.00 and Colonial elects to pay additional consideration, the additional consideration will be taken into account in the number of Colonial common shares to which the Cornerstone options will convert and the exercise price at which the Colonial common shares covered by the options may be purchased. If Mr. Knight does not exercise his option within 180 days following the date of the merger, Colonial will be required to pay a cash lump sum to Mr. Knight equal to the difference between the aggregate fair market value of the Colonial common shares covered by the option and the exercise price. In February 2005, Mr. Knight’s option was amended to comply with new tax rules which are applicable to certain arrangements that are deemed to provide for a deferral of compensation. Under the amended option agreement, the option will terminate by either Mr. Knight’s exercise of the option or by payment of the cash lump sum described above.

Change in Control Agreements

      Under the merger agreement, the closing of the merger will constitute a change in control event under change in control agreements that Cornerstone has entered into with Glade M. Knight and Stanley J. Olander, Jr. In February 2005, the change in control agreements were amended to comply with new tax rules which are applicable to certain arrangements that are deemed to provide for a deferral of compensation. The terms and conditions of the change in control agreements for Mr. Knight and Mr. Olander are substantially similar. Under the amended change in control agreements, at the closing of the merger Mr. Knight and Mr. Olander will be entitled to:

•	to the extent not previously paid, the salary and any accrued paid time off through the date of the change in control;

•	an amount equal to the product of:

•	the annual bonus for the calendar year immediately preceding the calendar year in which the change in control occurs; multiplied by

•	a fraction, the numerator of which is the number of days employed by Cornerstone during the calendar year in which the change in control occurs, and the denominator of which is 365;

•	all amounts previously deferred by the executive under any nonqualified deferred compensation plan sponsored by Cornerstone, together with any accrued earnings thereon, and not yet paid by Cornerstone; and

•	the greater of:

•	$2,525,000 in the case of Mr. Knight or $1,250,000 in the case of Mr. Olander; and

•	an amount equal to three times the sum of the executive’s annual base salary and the largest annual bonus paid to the executive for the 36-month period immediately preceding the change in control.

      Under the merger agreement, the closing of the merger will also constitute a change in control event under change in control agreements that Cornerstone has entered into with David L. Carneal and Gustav G. Remppies. In February 2005, the change in control agreements were amended to comply with new tax rules which are applicable to certain arrangements that are deemed to provide for a deferral of compensation. The terms and conditions of the change in control agreements for Mr. Carneal and

Mr. Remppies are substantially similar. Under the amended change in control agreements, at the closing of the merger, Mr. Carneal and Mr. Remppies will be entitled to:

•	to the extent not previously paid, the salary and any accrued paid time off through the date of the change in control;

•	an amount equal to the product of:

•	the annual bonus for the calendar year immediately preceding the calendar year in which the change in control occurs multiplied by;

•	a fraction, the numerator of which is the number of days employed by Cornerstone during the calendar year in which the change in control occurs, and the denominator of which is 365;

•	all amounts previously deferred by the executive under any nonqualified deferred compensation plan sponsored by Cornerstone, together with any accrued earnings thereon, and not yet paid by Cornerstone; and

•	an amount equal to three times the sum of the executive’s annual base salary and the lesser of:

•	the annual bonus paid to the executive during the calendar year preceding the change in control; or

•	50% of the executive’s annual base salary.

      In addition, due to the change in control, at the closing, Messrs. Knight, Olander, Carneal and Remppies will become fully vested in any and all stock incentive awards granted to them under any plan or otherwise which have not become exercisable as of the date of the change in control and all stock options, including options vested as of the change in control, will remain exercisable until the applicable option expiration date.

      Cornerstone also will arrange to provide each of these four executives and his family benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) that are at least as favorable as those provided under the most favorable plans of Cornerstone applicable with respect to the executive and his family during the 90-day period immediately preceding the closing date of the merger. Notwithstanding the foregoing, if the executive obtains comparable coverage under any benefits provided by another employer, then the amount of coverage required to be provided by Cornerstone hereunder will be reduced by the amount of coverage provided by the other employer’s benefit plans. Further, if the executive elects to convert any group term life insurance to an individual policy, Cornerstone will be required to pay all premiums thereon for 12 months and the executive will cease participation in Cornerstone’s group term life insurance.

      Cornerstone will, at its sole expense, as incurred, pay on behalf of the executive up to $25,000 in fees and costs charged by a nationally recognized outplacement firm selected by the executive to provide outplacement service for one year after the closing date of the merger.

      Cornerstone estimates that the payments as described above to be made pursuant to the change in control agreements to Glade M. Knight, Stanley J. Olander, Jr., David L. Carneal and Gustav G. Remppies will be approximately $2,583,553, $1,308,553, $864,478, and $864,478, respectively.

      Section 280G of the Code provides, in summary, that the recipient of payments and other benefits made upon a change in control of a corporation is subject to a 20% excise tax penalty on the amount by which the aggregate value of the payments and benefits exceeds a specified threshold amount. In addition, the corporation that makes the payment and provides the benefits is not permitted to deduct any portion of the aggregate value that exceeds the specified threshold amount. The change in control agreements with Messrs. Knight, Olander, Carneal and Remppies provide that to the extent the aggregate value of the payments and other benefits furnished to an executive after a change in control trigger the 20% excise tax, the executive will also receive an amount in cash calculated to compensate the executive for:

•	all excise taxes payable by the executive with respect to such payments and benefits; and

•	any federal, state, local or other income or other taxes or excise taxes payable by the executive with respect to the excise tax payment made above.

      These additional amounts payable under the change in control agreements are considered “gross-up payments.” Cornerstone estimates that the gross-up payments to be made pursuant to the change in control agreements to Messrs. Knight, Olander, Carneal and Remppies will be approximately $2,970,682, $717,003, $368,268 and $358,505, respectively.

Employment Contracts

      Cornerstone has entered into employment contracts with Glade M. Knight and Stanley J. Olander, Jr. In February 2005, the employment contracts were amended to comply with the new tax rules which are applicable to certain arrangements that are deemed to provide for a deferral of compensation. At the closing of the merger, Cornerstone will cause Messrs. Knight and Olander to resign from Cornerstone pursuant to the merger agreement. At the closing, the employment agreements will terminate and Cornerstone will pay a lump sum amount to each of Messrs. Knight and Olander equal to their salaries under their respective employment agreements for the period between the closing and the end of the term of each such employment agreement for settlement of Cornerstone’s obligations under the employment agreements. Cornerstone estimates that these employment agreement settlement payments to Messrs. Knight and Olander will be approximately $125,000 and $285,000, respectively.

Executive Severance Plan

      Cornerstone has also implemented an Executive Severance Plan. In February 2005, the Executive Severance Plan was amended to comply with new tax rules which are applicable to certain arrangements that are deemed to provide for a deferral of compensation. The plan covers nine senior vice presidents and three vice presidents. In the case of specified senior vice presidents and vice presidents as identified on a schedule to the plan, the amended plan provides that if specified change in control events occur, the executive will be entitled to the following severance benefits:

•	The salary continuance benefit under the plan will be the sum of: (i) the executive’s salary at the time his or her employment with Cornerstone terminates payable for the applicable severance period (24 months for senior vice presidents and 12 months for vice presidents) and (ii) the amount of the annual cash bonus paid to the executive for the year immediately prior to the year in which the executive’s employment with Cornerstone terminates, and may be payable as a lump sum within 30 days after the executive’s termination of employment.

•	For a period of up to twelve months beginning on the date on which an executive’s employment with Cornerstone terminates, an executive and his or her dependents will continue to be covered by all benefit plans in which he or she and his or her dependents were participating immediately prior to the date on which his or her employment with Cornerstone terminated.

•	Each executive is also entitled to an outplacement services benefit, which will consist of payment of the actual costs of complete outplacement services, including job search and interview skill services provided to the executive. Cornerstone will pay for the cost of the services, up to a maximum cost of $15,000 for a senior vice president and $10,000 for a vice president.

      In the case of other specified senior vice presidents and vice presidents identified on a schedule to the amended plan, the plan provides that these executives will receive the severance benefits summarized above if specified change in control events occur and if:

•	within one year after the date of a change in control, the employment of the executive with Cornerstone is terminated by Cornerstone for any reason other than good cause, as defined in the plan; or

•	within one year after the date of a change in control, the executive terminates his or her employment with Cornerstone for “good reason.”

      For purposes of the plan, the term “good reason” means, without the executive’s express written consent, there is:

•	a reduction of the executive’s annual salary to an amount which is less than the amount of the executive’s salary prior to the change in control;

•	a material reduction in the executive’s duties with Cornerstone; or

•	a relocation of more than 50 miles from the executive’s principal office.

      In order to constitute “good reason” for purposes of the plan, the executive must give Cornerstone notice of his termination within sixty days of one of the preceding events.